UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors (the “Board”) of TranS1 Inc., a Delaware corporation (the “Company”), previously adopted the 2007 Employee Stock Purchase Plan (the “ESPP”) to provide plan participants with an opportunity to purchase the Company’s Common Stock through accumulated payroll deductions and thereby increase the proprietary interest of the participants in the Company.
     On December 16, 2010, the Compensation Committee of the Board approved an amendment to the ESPP to, among other things, decrease the price at which plan participants may purchase the Common Stock under the ESPP from ninety-five percent (95%) of the fair market value of the Common Stock on the last day of the applicable offering period to eighty-five percent (85%) of the fair market value of the Common Stock on the last day of the applicable offering period. Offering periods shall commence on the first trading day on or after June 1 and December 1 of each year (subject to the administrator’s discretion), with the first offering period to commence on January 15, 2011.
     The foregoing description of the amendment to the ESPP does not purport to be complete and is qualified in its entirety by reference to the amended 2007 Employee Stock Purchase Plan, which will be attached as an exhibit to our Annual Report on Form 10K to be filed with respect to the fiscal year ending December 31, 2010.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

December 22, 2010	By:	/s/ Joseph P. Slattery

Joseph P. Slattery Executive Vice President and Chief Financial Officer